Exhibit 10.21

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”) is made and entered into as of the 14th day of January, 2008 (“Effective Date”) by and among HARD ROCK HOTEL HOLDINGS, LLC, a Delaware limited liability company (“HRHH LLC”), MHG HR ACQUISITION CORP., a Nevada corporation (“Landlord”), Morgans Hotel Group Co., a Delaware corporation (“Morgans”) (HRHH LLC, Landlord and Morgans, collectively, “Indemnitor”), for the benefit of Golden HRC, LLC, a Nevada limited liability company (“Tenant and/or “Indemnitee”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Casino Sublease, dated November 6, 2006, by and among Landlord, Morgans and Tenant, as amended (the “Lease”).

RECITALS

A. Landlord, Morgans and Tenant entered into the Lease with respect to the Lease of the Premises, all as more particularly described therein; and

B. Tenant, Column Financial, Inc. (together with its successors and assigns, “Lender”), HRHH Hotel/Casino, LLC, and Hard Rock Hotel, Inc. entered into that certain Recognition Agreement dated as of February 2, 2007 (the “Recognition Agreement”).

C. On October 5, 2007, Tenant provided a notice of termination of the Lease (the “Termination Notice”).

D. HRHH LLC desires for Tenant to modify the Termination Notice to provide for termination of the Lease on February 29, 2008, and to address other matters (the “Termination Notice Modification”), and Tenant has required this Indemnification Agreement as a condition to issuing the Termination Notice Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and as follows:

1. Indemnification of Tenant. In addition to and not instead of the indemnification of Tenant set forth in the Lease, Indemnitor shall and hereby do agree to jointly and severally indemnify and save Indemnitee, its affiliates and their directors, officers, managers, members, agents, representatives, employees, successors and assigns (collectively, the “Indemnified Parties”), harmless from and against and in respect of, and shall reimburse the Indemnified Parties for, all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments, liens and expenses, whether founded in tort or in contract, including, without limitation, reasonable attorneys’ fees and costs, that may be imposed upon or incurred or paid by or asserted against any Indemnified Party by reason of or in connection with the Termination Notice Modification, including but not limited to any claim of Lender alleging a breach by Tenant of the Recognition Agreement (each, an “Indemnity Claim”).

2. Procedures for Indemnity. The Indemnified Party or Indemnified Parties seeking indemnification shall promptly notify the Indemnitor of the existence of an Indemnity Claim to which indemnification obligations would apply and shall give 30 calendar days (or such shorter period as required by the contingencies of such Indemnity Claim involving liabilities to third parties) in which to elect to defend the same at its own expense and with counsel of its own selection, who shall be approved by the Indemnified Party or Indemnified Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Party or Indemnified Parties shall at all times also have the right to fully participate in the defense at its or their own expense. Notwithstanding the immediately preceding sentence if an Indemnitor shall, within such 30 calendar day period, fail to defend such Indemnity Claim, the Indemnified Party or Indemnified Parties shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) such Indemnity Claim on behalf, for the account, and at the risk and expense of the Indemnitor. Neither the Indemnitor nor the Indemnified Party or Indemnified Parties shall compromise or settle any Indemnity Claim without the written consent of the other(s), such consent not to be unreasonably withheld or delayed. If an Indemnity Claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnified Party or Indemnified Parties shall make available all information and assistance that the Indemnitor may reasonably request; provided, however, that any associated expenses shall be paid by the Indemnitor.

3. Counterparts; Facsimile Signatures. This Indemnification Agreement may be executed in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed original signatures for purposes hereof.

4. Governing Law. This Indemnification Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Nevada, without giving effect to conflicts of laws principles. The parties hereto each agree to the exclusive jurisdiction of any state or federal court within the County of Clark, State of Nevada, with respect to any claim or cause of action arising under or relating to this Indemnification Agreement. The parties hereto each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder.

5. Attorneys’ Fees and Costs. In the event any dispute arises between or among the parties hereto, whether or not litigation is commenced, the prevailing party shall be reimbursed for all costs incurred in connection with resolution of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the Effective Date.

“HRHH LLC”

HARD ROCK HOTEL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Its:	Vice President

“LANDLORD”

MHG HR ACQUISITION CORP., a Nevada corporation

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Its:	Vice President

“MORGANS”

Morgans Hotel Group Co., a Delaware corporation

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Its:	CFO

“TENANT”

Golden HRC, LLC, a Nevada limited liability company

By: Golden Gaming, Inc. a Nevada corporation, its Member/Manager

By:	/s/ Rod Atamian
Name:	Rod Atamian
Its:	EVP

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